SERVICING AND ADMINISTRATION AGREEMENT

among

EDUCATION LOANS INCORPORATED,
as Issuer

STUDENT LOAN FINANCE CORPORATION,
as Servicer and Administrator

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

__________________________

Dated as of June 1, 2005

__________________________

SERVICING AND ADMINISTRATION AGREEMENT

THIS SERVICING AND ADMINISTRATION AGREEMENT (the "Agreement") entered into as of the 1st day of June, 2005 by and among Student Loan Finance Corporation, a corporation organized under the laws of the State of South Dakota ("SLFC," and, in its capacity as servicer hereunder, the "Servicer," and, in its capacity as administrator hereunder, the "Administrator"), Education Loans Incorporated, a corporation organized under the laws of the State of Delaware (the "Issuer"), and U.S. Bank National Association, a national banking association, in its capacity as trustee under the Indenture hereinafter referred to (the "Trustee").

W I T N E S E T H:

WHEREAS, the Servicer services student loans ("Student Loans") which have been guaranteed under a guaranty program established by a state or a private nonprofit corporation pursuant to the requirements of the Higher Education Act of 1965, as amended from time to time, and the rules and regulations promulgated thereunder (the "Higher Education Act") (such Student Loans being herein referred to as "FFELP Loans"); and

WHEREAS, SLFC has established its Student Loan Purchase Program pursuant to which it acquires or causes the acquisition of certain FFELP Loans from lenders ("Lenders") eligible to originate or hold such FFELP Loans under the Higher Education Act; and

WHEREAS, pursuant to SLFC's Student Loan Purchase Program, the Issuer has entered into or will enter into Student Loan Purchase Agreements ("Issuer Student Loan Purchase Agreements") with certain Lenders pursuant to which the Issuer agrees to cause the purchase of FFELP Loans by the Trustee (for the account and on behalf of the Issuer) from such Lenders; and

WHEREAS, pursuant to SLFC's Student Loan Purchase Program, GOAL Funding, Inc., a Delaware corporation ("GOAL Funding I"), has entered into or will enter into Student Loan Purchase Agreements ("GOAL Funding I Student Loan Purchase Agreements") with certain Lenders pursuant to which GOAL Funding I agrees to cause the purchase of FFELP Loans by U.S. Bank National Association, as trustee for GOAL Funding I (in such capacity, the "GOAL Funding I Trustee") (for the account and on behalf of GOAL Funding I) from such Lenders; and

WHEREAS, SLFC, as servicer and administrator (in such capacities, the "GOAL Funding I Servicer"), has, pursuant to a servicing and administration agreement with GOAL Funding I and the GOAL Funding I Trustee (the "GOAL Funding I Servicing Agreement"), agreed to service the FFELP Loans originated on behalf of GOAL Funding I or purchased by GOAL Funding I under the GOAL Funding I Student Loan Purchase Agreements while such FFELP Loans are pledged under GOAL Funding I's warehouse financing; and

WHEREAS, the Issuer will enter into Transfer Agreements ("GOAL Funding I Transfer Agreements") with the Trustee, GOAL Funding I and the GOAL Funding I Trustee, pursuant to which the Issuer will purchase from GOAL Funding I FFELP Loans previously originated on behalf of GOAL Funding I or purchased pursuant to GOAL Funding I Student Loan Purchase Agreements ("GOAL Funding I FFELP Loans") and will be assigned all right, title and interest of GOAL Funding I in such agreements with respect to the FFELP Loans so sold; and

WHEREAS, pursuant to SLFC's Student Loan Purchase Program, GOAL Funding II, Inc., a Delaware corporation ("GOAL Funding II" and, together with GOAL Funding I, collectively "GOAL Funding"), has entered into or will enter into Student Loan Purchase Agreements ("GOAL Funding II Student Loan Purchase Agreements" and, together with the GOAL Funding I Student Loan Purchase Agreements, collectively the "GOAL Funding Student Loan Purchase Agreements," and, together with the Issuer Student Loan Purchase Agreements and the GOAL Funding I Student Loan Purchase Agreements, collectively the "Student Loan Purchase Agreements") with certain Lenders pursuant to which GOAL Funding II agrees to cause the purchase of FFELP Loans by U.S. Bank National Association, as trustee for GOAL Funding II (in such capacity, the "GOAL Funding II Trustee" and, together with the GOAL Funding I Trustee, collectively the "GOAL Funding Trustees") (for the account and on behalf of GOAL Funding II) from such Lenders; and

WHEREAS, SLFC, as servicer and administrator (in such capacities, the "GOAL Funding II Servicer" and, together with the GOAL Funding I Servicer, the "GOAL Funding Servicer"), has, pursuant to a servicing and administration agreement with GOAL Funding II and the GOAL Funding II Trustee (the "GOAL Funding II Servicing Agreement" and, together with the GOAL Funding I Servicing Agreement, collectively the "GOAL Funding Servicing Agreements"), agreed to service the FFELP Loans originated on behalf of GOAL Funding II or purchased by GOAL Funding II under the GOAL Funding II Student Loan Purchase Agreements while such FFELP Loans are pledged under GOAL Funding II's warehouse financing; and

WHEREAS, the Issuer will enter into Transfer Agreements ("GOAL Funding II Transfer Agreements" and, together with the GOAL Funding I Transfer Agreements, collectively the "GOAL Funding Transfer Agreements") with the Trustee, GOAL Funding II and the GOAL Funding II Trustee, pursuant to which the Issuer will purchase from GOAL Funding II FFELP Loans previously originated on behalf of GOAL Funding II or purchased pursuant to GOAL Funding II Student Loan Purchase Agreements ("GOAL Funding II FFELP Loans" and, together with the GOAL Funding I FFELP Loans, collectively the "GOAL Funding FFELP Loans") and will be assigned all right, title and interest of GOAL Funding II in such agreements with respect to the FFELP Loans so sold; and

WHEREAS, under certain circumstances, the Issuer also will cause the origination of FFELP Loans by the Trustee (for the account and on behalf of the Issuer) (FFELP Loans purchased or originated under the Indenture hereinafter described are herein referred to as "Financed FFELP Loans"); and

WHEREAS, the Issuer will obtain funds necessary to originate and purchase FFELP Loans through the issuance, pursuant to an Indenture of Trust, dated as of June 1, 2005 (as amended or supplemented, the "Indenture"), between the Issuer and the Trustee, as Trustee, of its Student Loan Asset-Backed Notes, Senior Series 2005-1A1, A2 and A3 and Subordinate Series 2005-1B (the "Notes"); and

WHEREAS, the principal of and interest on the Notes is to be paid from repayment of Financed FFELP Loans and other trust assets pledged under the Indenture; and

WHEREAS, the Issuer wishes to provide for the origination, acquisition and servicing of the Financed FFELP Loans in the manner provided in the Student Loan Purchase Agreements and the Indenture; and

WHEREAS, copies of (i) the executed Student Loan Purchase Agreements, (ii) the executed GOAL Funding Transfer Agreements and (iii) the Indenture have been or will be furnished to the Servicer; and

WHEREAS, the Issuer wishes to retain the Servicer to provide services in connection with the origination, acquisition, servicing and collection of the Financed FFELP Loans in accordance with the requirements of the Higher Education Act, the Guarantee Program, the Student Loan Purchase Agreements, the GOAL Funding Transfer Agreements and the Indenture, and the Servicer is willing to undertake such obligations on the terms hereinafter specified; and

WHEREAS, the Issuer wishes to retain the Administrator to perform other administrative requirements on behalf of the Issuer, including those required to allow the Issuer to satisfy certain requirements under the Indenture;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

    Term. The term of this Agreement shall commence as of the date hereof and shall continue for so long as any of the Notes shall remain Outstanding, unless this Agreement is terminated in accordance with the terms hereof.

    Definitions. In addition to terms elsewhere defined in this Agreement, and except as otherwise provided herein or as the context may otherwise require or suggest, initially capitalized terms used herein shall have the meanings assigned thereto in the Indenture, or if not defined therein, in the Student Loan Purchase Agreements.

    Agreement to Provide Services with respect to Financed FFELP Loans; Cooperation.

      The Servicer shall provide services to the Issuer in connection with the origination and acquisition of FFELP Loans to be Financed in accordance with this Agreement. The Servicer shall commence servicing the Financed FFELP Loans as of the day they are Financed and shall service the Financed FFELP Loans in accordance with this Agreement. The Servicer may perform all or part of its origination, acquisition, and servicing activities hereunder through a subcontractor. The Servicer shall perform or shall cause its subcontractor to perform all services hereunder in compliance with the Higher Education Act, applicable requirements of each Guarantee Agency and all other applicable federal, state and local laws and regulations. The Servicer shall be responsible for the performance of its obligations hereunder, whether such obligations are performed by the Servicer or by its subcontractor, and the Servicer shall be responsible for any fees and payments required by the subcontractor. A subcontractor shall agree to reasonable audits, examinations and inspections with respect to the performance of its activities on behalf of the Servicer. The Servicer shall provide the Issuer and the Trustee with prior written notice of any subcontractor relationship (other than the existing relationships with Educational Assistance Service Company, Inc., Great Lakes Educational Loan Services, Inc., Nelnet, Inc. and College Access Network (formerly known as the Student Loan Division of the Colorado Department of Higher Education, Colorado Student Loan Program)). No such subcontractor relationship (other than the existing relationships with Educational Assistance Service Company, Inc. and Great Lakes Educational Loan Services, Inc., Nelnet, Inc. and College Access Network) shall be entered into unless the Trustee has received written confirmation from each Rating Agency that such relationship will not result in the reduction or withdrawal of the rating on any Note.

      The Issuer and the Trustee shall, in accordance with the provisions of the Indenture, cooperate with the Servicer in delivering or causing to be delivered Financed FFELP Loans to the Servicer for origination, acquisition and servicing in accordance with this Agreement.

    Acquisition Process. The Issuer, the Trustee and the Servicer agree that:

      Unless and until otherwise directed in writing by the Issuer, the Servicer shall provide to the Trustee all certificates and directions required to be delivered by the Issuer to the Trustee under the Indenture in connection with the Financing through acquisition of Eligible Loans and FFELP Loans thereunder.

      (1) Pursuant to the Issuer Student Loan Purchase Agreements, the Servicer will, on behalf of the Issuer and the Trustee, require that each Lender transfer to the Servicer or the Servicer's bailee, on or before each applicable Loan Purchase Date, physical custody and possession of documentation and information relating to FFELP Loans scheduled to be sold to the Trustee on behalf of the Issuer on each such Loan Purchase Date. Such documentation and information so transferred will include (i) the documents described in Exhibit B attached to the Issuer Student Loan Purchase Agreements (the "Loan Documents"), and (ii) such additional documentation or information relating to the FFELP Loans as the Servicer shall reasonably require for the purpose of allowing the FFELP Loans to be properly serviced by the Servicer.

      (2) Pursuant to the GOAL Funding Transfer Agreements, the Servicer will, on behalf of the Issuer and the Trustee, require that GOAL Funding transfer, or cause to be transferred, to the Servicer or the Servicer's bailee, on or before each applicable Loan Purchase Date (which term, as used in this Agreement with respect to the purchase of Financed GOAL Funding FFELP Loans, means the date of purchase of such loans under the applicable GOAL Funding Transfer Agreement), physical custody and possession of documentation and information relating to FFELP Loans scheduled to be sold to the Trustee on behalf of the Issuer on each such Loan Purchase Date. Such documentation and information so transferred will include (i) the documents described in Exhibit B attached to the GOAL Funding Student Loan Purchase Agreements (the "Loan Documents"), and (ii) such additional documentation or information relating to the FFELP Loans as the Servicer shall reasonably require for the purpose of allowing the FFELP Loans to be properly serviced by the Servicer.

      Within a reasonable period after delivery to the Servicer (but in no event longer than 10 Business Days unless otherwise expressly agreed) of the documentation and information relating to the FFELP Loans identified in Section 4(b) above, the Servicer shall (i) establish and maintain all records delivered to the Servicer with respect to each Financed FFELP Loan, and complete records of the Servicer's servicing of the Financed FFELP Loan from the date such servicing commenced, (ii) maintain possession of the loan documents described in Section 6(p) and (r) hereof that it receives as required hereunder, and (iii) image, microfilm or otherwise reproduce such documents and cause such reproductions to be stored at a separate location.

      In the course of establishing the records relating to each Financed FFELP Loan as described in Section 4(c) hereof, the Servicer shall make note of any item which comes to the attention of the Servicer during the establishment process (it being understood that the Servicer will not be conducting a complete file and note examination of each FFELP Loan to be Financed) which would make it appear that any FFELP Loan has not been properly originated, disbursed and documented or has not had due diligence exercised with respect thereto, in the origination, disbursement, administration, servicing and collection thereof, in accordance with the requirements of the Higher Education Act, the Guarantee Program, and the applicable Student Loan Purchase Agreement. The Servicer shall give Lenders a reasonable opportunity (but in no event longer than 30 days or such greater period of time as the Trustee shall consent to in writing) to correct any exceptions or problems identified by the Servicer and to provide such documentation and information to the Servicer as shall be necessary to correct such exceptions or problems. Except as otherwise permitted under the Indenture, if such exceptions or problems are not corrected, the Servicer shall return to the Lenders in accordance with procedures and under the conditions specified in the sections of the Student Loan Purchase Agreements relating to the rejection or repurchase of Student Loans, any documents and information related to Student Loans which have exceptions or problems resulting in such loans not being Eligible Loans.

      The Servicer shall (i) establish a course of communication with each Lender and (in the case of Financed GOAL Funding FFELP Loans) the GOAL Funding Servicer sufficient to ensure that the Servicer receives notice from each Lender and the GOAL Funding Servicer of all transactions with respect to each FFELP Loan prior to the required time of delivery by the Servicer to the Trustee of the documents required by Section 4(a) hereof, and (ii) load all information necessary for servicing Financed FFELP Loans into its servicing system so that servicing and collection of Financed FFELP Loans on the basis of "simple interest" can commence as of the Loan Purchase Date or purchase date as required by Section 3 hereof. If interest has been collected on any FFELP Loan to be purchased by the Trustee (for the account and on behalf of the Issuer) on the basis of the "rule of 78's," the Servicer shall cause the Lender or (in the case of Financed GOAL Funding FFELP Loans) GOAL Funding or the GOAL Funding Servicer wishing to sell such loan to convert the remaining repayment schedule for each such FFELP Loan so that it may be collected on the basis of "simple interest."

      The Issuer and the Trustee shall promptly after each Loan Purchase Date, upon request by the Servicer, provide to the Servicer any additional documentation or information related to the Financed FFELP Loans which either of them may have in their possession or may reasonably be able to obtain.

      The Servicer shall, promptly after each Loan Purchase Date, notify the Borrower under each Financed FFELP Loan purchased on such Loan Purchase Date of the assignment and transfer to the Trustee (for the account and on behalf of the Issuer) of the Lender's or (in the case of Financed GOAL Funding FFELP Loans) GOAL Funding's interest in each such Financed FFELP Loan and shall direct each such Borrower thereafter to make all payments on such Financed FFELP Loan directly to the Servicer until otherwise notified by the Trustee. If a Financed FFELP Loan has been converted from repayment under the rule of 78's to repayment under the simple interest method, as required by Section 4(e) hereof, the Lender or (in the case of Financed GOAL Funding FFELP Loans) GOAL Funding or the GOAL Funding Servicer shall notify the Borrower and shall obtain the written consent of the Borrower and take whatever additional action may be necessary to effect such conversion of repayment method in accordance with applicable legal requirements. Each Borrower notification shall include any information required to be included by the Higher Education Act and the requirements of the Guarantee Agency.

      The assignment of each Financed FFELP Loan to the Trustee (for the account and on behalf of the Issuer) shall be reported by the Servicer promptly after each applicable Loan Purchase Date to the Secretary of Education and/or the Guarantee Agency, as appropriate, and the Trustee, by a properly completed Loan Transfer Report in the form required by the Secretary of Education and/or the Guarantee Agency.

      If the Servicer at any time becomes aware of an event which would (i) allow the Issuer to reject a Student Loan under the applicable Student Loan Purchase Agreement, or (ii) allow the Issuer to require a Lender to repurchase a Financed Eligible Loan or Financed Student Loan or to substitute an Eligible Loan under the applicable Student Loan Purchase Agreement, then the Servicer shall so notify the Issuer. If the Servicer or the Issuer determine that such a Student Loan should be rejected or repurchased, the Trustee shall take such action as shall be necessary to allow the Issuer and the Trustee to enforce their respective rights under the applicable Student Loan Purchase Agreement.

    Origination Process. The Issuer, the Trustee and the Servicer agree that:

      Unless and until otherwise directed in writing by the Issuer, the Servicer shall provide to the Trustee all certificates and directions required to be delivered by the Issuer to the Trustee under the Indenture in connection with the Financing through origination of Eligible Loans and FFELP Loans thereunder.

      The Servicer shall provide disbursement and origination services in connection with the origination and disbursement of Eligible Loans under the Indenture. The Servicer shall perform all services and duties customary to the origination and disbursement of FFELP Loans in accordance with generally accepted industry standards and practices and in compliance with the Higher Education Act, applicable requirements of the Guarantor and all other applicable federal, state and local laws and regulations.

    Servicing. The Servicer agrees that each of the Financed FFELP Loans, while held under the Indenture, shall be serviced by it in accordance with the procedures established in the Higher Education Act and the Guarantee Program regulations. Additionally, the Servicer shall perform at least the following minimum duties, obligations and functions in connection with its servicing of such Financed FFELP Loans:

      Maintain a complete and separate file concerning each Financed FFELP Loan, which file (i) shall include, without limitation, the Loan Documents, and at least the following information relating to each of the Financed FFELP Loans: name and social security number of Eligible Borrower, actual or estimated graduation date of the student, payment status, days delinquent, number of payments made, next payment due date, date of last payment received, total amount disbursed, beginning of deferments and forbearances, and ending of deferments and forbearances; and (ii) shall be maintained in a manner sufficient to allow separate identification of the Financed FFELP Loans securing the Notes from other loans serviced or owned by the Servicer (including those owned by or on behalf of the Issuer).

      Take all steps necessary to maintain the Guarantee coverage on each Financed FFELP Loan in full force and effect at all times.

      Exercise reasonable discretion in approving borrower requests for forbearance (as permitted under the Higher Education Act and the Guarantee Program regulations) where such approval will not adversely affect the financial viability of the Issuer and will not violate the covenants set forth in the Indenture.

      Exercise due diligence (within the meaning of the Higher Education Act and the Guarantee Program regulations) in the servicing, administration and collection of all Financed FFELP Loans.

      Attempt to collect or cause to be collected all payment of principal and interest, Special Allowance Payments, and Guarantee payments with respect to each Financed FFELP Loan and, with respect thereto, (A) (i) cause all interest subsidy payments and Special Allowance Payments to be forwarded by the Secretary of Education directly to the Trustee for immediate deposit into the appropriate Fund or Account under the Indenture and (ii) deposit all other such payments within two (2) Business Days of receipt thereof by the Servicer into the Revenue Fund established under the Indenture. Upon submission by the Servicer to the Secretary of Education of a billing for interest subsidy payments or Special Allowance Payments, the Servicer shall, upon request, provide to the Trustee and the Issuer a written statement indicating (a) the amount billed for interest subsidy payments and (b) the principal amount in each Special Allowance Payment category for which the billing is submitted, for use by the Trustee and the Issuer in verifying amounts billed for and received with respect thereto from the Secretary of Education. In the event of discrepancies or disputes with the Secretary of Education, the Servicer shall be responsible for representing the interests of the Issuer and the Trustee in effecting a settlement with the Secretary of Education of such discrepancies or disputes. The Servicer shall direct the transfer from time to time of the balances in the Revenue Fund for transfer to the appropriate Fund or Account under the Indenture. On or before the date of any transfer, the Servicer shall deliver by facsimile, hand or mail by U.S. express mail (or other substantially equivalent means acceptable to the Trustee) a statement to the Trustee indicating the portion of the payments transferred on such date which represents (x) principal payments from any source with respect to Financed FFELP Loans, and (y) interest payments from any source with respect to Financed FFELP Loans.

      Retain summary records of all contacts, follow-ups and collection efforts (showing at least the date and subject of each communication with the Borrower or endorser for collection of each delinquent Financed FFELP Loan) and records of all correspondence (including, without limitation, changes for which records are required to be maintained by the Higher Education Act and the Guarantee Program regulations) relating to each Financed FFELP Loan.

      Prepare and maintain all appropriate accounting records with respect to all transactions related to each Financed FFELP Loan, including, but not limited to, accounting for all payments of principal, interest, and Guarantee payments with respect to each Financed FFELP Loan and Special Allowance Payments relating to all Financed FFELP Loans.

      Handle the processing of all adjustments including, without limitation, forbearances, reinstatements, deferments, refunds and loans paid in full.

      Handle the processing of all address changes and the updating of the address records accordingly.

      In the case of defaulted Financed FFELP Loans, take all steps necessary to file and prove a claim for loss with the Secretary of Education or the Guarantee Agency, as the case may be and as required, and assume responsibility for all necessary communication and contact with the Secretary of Education or the Guarantee Agency, as the case may be and as required, to recover on such defaulted Financed FFELP Loans within the time required by the Higher Education Act and the requirements of the Guarantee Agency.

      In the case of a claim for loss being denied by the Secretary of Education or the Guarantee Agency, as the case may be, under circumstances resulting in a Lender being required by a Student Loan Purchase Agreement to repurchase a Financed FFELP Loan, take such action as shall be necessary to allow the Issuer or the Trustee to cause such Lender to repurchase such Financed FFELP Loan or to substitute a different Eligible Loan in accordance with the requirements of the applicable Student Loan Purchase Agreement.

      Prepare and file with the Secretary of Education or the Guarantee Agency, as the case may be and as required, a Lender's manifest of Financed FFELP Loans on all new accounts, accounts paid in full and accounts converted to a repayment basis.

      Prepare and furnish to the Issuer and the Trustee by the 10th day of each month the following reports with respect to activity concerning each Financed FFELP Loan during the preceding month:

        upon request, computer generated reports showing, in reasonable detail, all transactions during such preceding month concerning each Financed FFELP Loan serviced by the Servicer;

        upon request, a report showing the unpaid principal balance of each Financed FFELP Loan as of the last day of such preceding month;

        upon request, with respect to Financed FFELP Loans in repayment, a delinquency report or reports showing all accounts past due as of the last day of such preceding month in categories of 0-30 days, 31-60 days, 61-90 days, 91-120 days, 121-150 days, 151-180 days, 181-270 days and over 270 days;

        upon request, a report of Financed FFELP Loans paid in full during such preceding month;

        a report specifying the number of and the aggregate unpaid principal amount of claims made during such preceding month on defaulted Financed FFELP Loans and during the then current fiscal year of the Issuer and the number and aggregate amount of such claims which were rejected by the Guarantee Agency, if any, during such month and during the then current fiscal year of the Issuer, the number and aggregate unpaid principal amount of Financed FFELP Loans being serviced by the Servicer as of the last day of such preceding month, and the aggregate unpaid principal amount of defaulted Financed FFELP Loans as of the last day of such preceding month; and

        copies of all formal reports filed by the Servicer with respect to Financed FFELP Loans with any person or entity and such other reports which are available to the Servicer and which may be reasonably requested from time to time by the Issuer or the Trustee.

      With respect to Financed FFELP Loans in repayment, prepare and furnish to the Issuer and the Trustee upon request, copies of all file updates and transactions listings, including, without limitation, credits applied, Financed FFELP Loans paid and exceptions listings.

      Identify on the servicing system the Notes as the source of financing for each such Financed FFELP Loan.

      Maintain a duplicate or copy of the file or record (which may be on microfilm or computer tape) pertaining to each Financed FFELP Loan at a location separate and apart from that at which the original of such file is maintained (such duplicate file to include, without limitation, a copy of each loan application, interim and payout note(s) if applicable, Guarantee Agreement, disclosure statement and Secretary of Education Loan Transfer Statement, where applicable).

      Maintain the original promissory note pertaining to each Financed FFELP Loan (other than Financed FFELP Loans held by the Trustee or a custodian designated by the Trustee) to be maintained in secure storage facilities to protect, to the extent reasonable and possible under the circumstances, such original file concerning such Financed FFELP Loan.

      Obtain and maintain imaged or microfilm copies and/or back-up computer tapes (but in any case a copy of the promissory note relating to each Financed FFELP Loan) at a separate location adequate to ensure against loss or damage to the files pertaining to the Financed FFELP Loans by reason of any casualty or theft; obtain and maintain in force adequate insurance for loss or damage to the file pertaining to the Financed FFELP Loans by reason of any casualty or theft; and the Servicer shall be liable for any costs associated with, or loss to the Issuer resulting from, the reconstruction of data related to the Financed FFELP Loans in the event of natural disaster or the malfunction of any computer systems.

      Maintain in force fidelity bonds upon all personnel of the Servicer insuring against any loss of money or other property which the Trustee, the Issuer or the Servicer might suffer as a consequence of any fraudulent or dishonest act of such personnel, in an amount required by any supervisory agency of federal or state government having jurisdiction, but if not so required, then in an amount equal to at least the Servicer's current coverage amounts and deductibles (as evidenced by the insurance certificate delivered to the Issuer herewith) or such lesser amount as shall be in writing determined from time to time by the Issuer, with the approval of the Trustee, to be sufficient.

      Answer all lawful inquiries received by the Servicer from Lenders, the GOAL Funding Servicer (in the case of Financed GOAL Funding FFELP Loans), Borrowers, Eligible Institutions, the Secretary of Education, the Guarantee Agency, the Issuer or the Trustee pertaining to Financed FFELP Loans, school status or refunds, and cooperate to the extent necessary to gather the information needed to answer such inquiries; provided, however, that such inquiries may be referred to the Eligible Institution which a student attended or is attending, if necessary, and the Servicer shall have no responsibility with respect to disputes between a Borrower and such Eligible institution regarding tuition or registration.

      Any communication received by the Servicer which is in the nature of a complaint, shall be immediately answered by the Servicer.

      File with the Secretary of Education in an accurate, timely and complete manner "Lender's Interest and Special Allowance Request and Report (LaRS)", or such other form or request for payment directly to the Trustee of interest subsidy payments and Special Allowance Payments as the Secretary of Education may require, from time to time but in no event later than fifteen (15) Business Days after the end of each calendar quarter.

    In addition, the Servicer agrees that it will, for the fees specified in Section 18 hereof, perform all servicing obligations relating to Financed FFELP Loans required of the Issuer or the Trustee, or which the Issuer or the Trustee is required to cause the Servicer to perform.

    Due Diligence. The Servicer agrees that in discharging its obligations hereunder it shall:

      Exercise due diligence in the origination, disbursement, administration, servicing and collection of all Financed FFELP Loans as the term "due diligence" is used in the Higher Education Act and the Guarantee Program regulations;

      Exercise reasonable care and diligence in the origination, disbursement, acquisition, administration and collection of all Financed FFELP Loans;

      Attempt to collect or cause to be collected the Financed FFELP Loans in a competent, diligent and orderly fashion, and in a manner substantially in accordance with the requirements of the Higher Education Act, the Secretary-of Education, the Guarantee Agency, the Indenture (including specifically but without limitation the provisions of Sections 6.3 through 6.6 of the Indenture), the Student Loan Purchase Agreements and each applicable Federal Reimbursement Contract and Guarantee Agreement; and

      Exercise reasonable prudence in those aspects of the administration of the Program which are within its area of responsibility.

    Liaison with Lenders, SLFC, GOAL Funding, Eligible Institutions and Other Parties. The Servicer shall maintain one or more toll-free WATS telephone lines to provide telephone access to its student loan servicing office in Aberdeen, South Dakota, by the Issuer, the Trustee, Lenders, SLFC, GOAL Funding, Borrowers and Eligible Institutions. The applicable numbers for such telephone lines shall be provided in writing to the Issuer and the Trustee and to each Borrower. The Issuer, the Trustee and each such Borrower shall be promptly advised in writing of each change to such telephone number.

    Right of Inspection; Availability of Records; Audits.

      Subject to any restrictions of applicable law, the Issuer, the Trustee, each Guarantee Agency, the Secretary or any successor thereto, the Comptroller of the Currency and/or any governmental agency having jurisdiction over the Issuer or the Trustee (and, in each case, such entities' representatives) (any such entity being referred to herein as the "Examiner"), shall have the right, at any time and from time to time, during normal business hours, and upon reasonable notice to the Servicer (which may be less than 5 days), to examine and audit any and all of the Servicer's records or accounts pertaining to any Financed FFELP Loan. Under the preceding sentence, the Examiner shall have the right to examine and make copies of any documents related to Financed FFELP Loans and to interview personnel involved in the servicing. Subject to any access restrictions in any agreement for provision of computer or data processing equipment or related services, the Servicer shall make available to the Examiner without charge all manuals, forms, files and descriptions of the software necessary to enable the Examiner to interpret and analyze the information and reports produced by the system, it being understood that the Servicer shall retain all title, rights and interest thereto and therein.

      The Issuer and the Trustee shall each have the right to require the Servicer to furnish such documents as it in its sole discretion from time to time deems necessary to determine that the Servicer has complied with the provisions of this Agreement, the Student Loan Purchase Agreements and the Indenture, including, without limitation, Sections 6.3 through 6.6 of the Indenture.

      If and to the extent required by the Higher Education Act and the Guarantee Program regulations, the Servicer shall cause to have prepared and shall submit to the Secretary of Education and the Guarantee Agencies on or before the respective due dates thereof:

        any third-party servicer compliance audits and audited financial statements required under the Higher Education Act and the Guarantee Program regulations relating to the Servicer and its servicing of Financed FFELP Loans; and

        any lender compliance audits required under the Higher Education Act and the Guarantee Program regulations relating to the Trustee (as the holder of the Financed FFELP Loans) and the Financed FFELP Loans.

      The Servicer shall provide to the Issuer and the Trustee promptly after it becomes available (and in no event later than 10 Business Days) a copy of each such audit and any other audit or report required by the Secretary of Education, any Guaranty Agency or other third party in connection with the Servicer's activities in originating, acquiring and servicing the Financed FFELP Loans.

      The Servicer shall provide to the Issuer and the Trustee copies of its annual third party (SAS70) audit reports, if such reports are prepared, promptly following the Servicer's receipt thereof.

      The Servicer shall provide to the Issuer and the Trustee its annual financial statements, audited by a firm of independent certified public accountants, within one hundred twenty (120) days of the end of each fiscal year of the Servicer; and its quarterly unaudited financial statements, within forty-five (45) days of the end of each fiscal quarter of the Servicer.

      If reports are not prepared and submitted under Section 9(c) hereof or if the Trustee determines it is necessary as part of a request under Section 9(b) hereof, upon the request of the Trustee or the Issuer, the Servicer shall undergo an annual audit, examination and review conducted by a firm of independent public accountants with experience in auditing student loan program operations under the Higher Education Act, independently selected by the Issuer (or the Trustee if the Issuer fails to make such selection), of its systems, programs, procedures, services and operations to determine the Servicer's compliance with this Agreement. If any such audit, examination and review shall indicate to the Issuer or the Trustee that the Servicer is not in material compliance with its obligations under this Agreement, this Agreement may be terminated by the Issuer or the Trustee on the basis of Section 11(a)(3) hereof (an audit, examination or review under this subsection, however, is not required for a termination under Section 11(a)(3)).

      The costs of audits and reports prepared under subsections (c) through (f) above shall be paid by the Servicer.

    Amendments; Benefits; Termination. This Agreement (a) may be amended, supplemented or modified only by written instrument duly executed by all parties hereto and only upon the receipt of a written certificate from the Issuer and the Trustee that such amendment, supplement or modification will not deprive any Holder of the Notes in any material respect of the security afforded by this Agreement, (b) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and (c) except as provided in Section 11 hereof, may not be terminated (except for cause) or assigned by any party hereto without the prior written consent of the other parties hereto; provided that the Trustee may make an assignment to its successor as trustee under the Indenture if the Trustee shall cease serving as trustee under the Indenture.

    Termination.

      This Agreement shall terminate with respect to the Servicer (in the case of any of the following events relating solely to the Servicer) or the Administrator (in the case of any of the following events relating solely to the Administrator) or both (in the case of any of the following events relating to both the Servicer and the Administrator):

        upon the expiration of the term stated in Section 1 hereof;

        if the Servicer or the Administrator shall:

          admit in writing its inability to pay its debts generally as they become due;

          consent to the appointment of a custodian (as that term is defined in the federal Bankruptcy Code) for or assignment to a custodian of the whole or any substantial part of the property of the Servicer or the Administrator, as the case may be, or f ail to stay, set aside or vacate within sixty (60) days from the date of entry thereof any order or decree entered by a court of competent jurisdiction ordering such appointment or assignment;

          commence any proceeding or file a petition under the provisions of the federal Bankruptcy Code for liquidation, reorganization or adjustment of debts, or under any insolvency law or other statute or law providing for the modification or adjustment of the rights of creditors, or fail to stay, set aside or vacate within sixty (60) days from the date of entry thereof any order or decree entered by a court of competent jurisdiction pursuant to an involuntary proceeding, whether under federal or state law, providing for liquidation or reorganization of the Servicer or the Administrator, as the case may be, or modification or adjustment of the rights of creditors; or

          contest in writing the validity or enforceability of this Agreement as a whole or deny in writing that this Agreement as a whole is binding upon the Servicer or the Administrator, as the case may be;

        upon written notice by the Issuer or the Trustee to the Servicer or the Administrator, as applicable, if the Servicer or the Administrator materially breaches its obligations, or any representation or warranty, under this Agreement or upon written notice by the Issuer or the Trustee to the Servicer on the basis of Section 9(f) hereof; or

        upon written notice by the Issuer or the Trustee to the Servicer, if at any time the Guarantee Agency or the Department of Education has issued a notice of suspension or termination against the Servicer, or has suspended or terminated the payment of all claims with respect to Financed FFELP Loans or, in the case of the Department of Education, all Special Allowance Payments or interest benefit payments with respect to Financed FFELP Loans as a result of actions or omissions of the Servicer (it being understood that the cessation of less than all such claims or payments may constitute a breach under Section 11(a)(3) hereof).

      Notwithstanding the foregoing, any termination pursuant to clauses (3) or (4) of this subsection (a) will be subject to the following conditions. If such breach under clause (3) or suspension or termination under clause (4) is capable of being cured within ninety (90) days without, in the judgment of the Trustee, adversely affecting the security provided to the Noteholders by the Financed FFELP Loans and the related Guarantee payments, Special Allowance Payments and interest subsidy payments, the Servicer or the Administrator, as the case may be, shall have the right to cure such breach, within ninety (90) days of the date the Servicer or the Administrator, as the case may be, learns of such breach or receives notice of such breach from the Issuer or the Trustee, prior to such termination. If such breach is not capable of being cured in the manner specified above, no termination pursuant to clause (3) or (4) shall occur if, in the judgment of the Trustee, such breach or suspension or termination will not adversely affect the security provided the Noteholders by the Financed FFELP Loans and any related Guarantee, Special Allowance Payments and interest subsidy payments.

      Each of the Servicer and the Administrator agrees to promptly notify the Trustee, the Issuer and each Rating Agency of any occurrence or condition which constitutes (or which with the passage of time or the giving of notice or both would constitute) an event permitting the termination of this Agreement.

      If this Agreement shall be terminated with respect to the Servicer under subsection (a), or if any Financed FFELP Loan is sold or otherwise transferred by the Trustee (for the account and on behalf of the Issuer) to another person, then any Financed FFELP Loans then being serviced hereunder (or the particular Financed FFELP Loans that are sold or otherwise transferred, as the case may be) shall be transferred by the Servicer to a servicing system of the Issuer, the Trustee or their designee and (i) the Servicer shall promptly provide the Issuer and the Trustee with every reasonable and necessary assistance, including data processing support, to timely transfer the Financed FFELP Loans and all promissory notes and all records related to the Financed FFELP Loans (including system records), together with all necessary or proper assignments, transfers and documents of authority, and (ii) the actual documented costs and expenses of such transfer and of the conversion by the replacement servicer of such Financed FFELP Loans to such replacement servicing system shall be paid by the Servicer if such termination is by the Issuer or the Trustee by reason of the occurrence of an event described in Section 11(a)(2), (3) or (4). There shall be no additional charge to the Issuer or the Trustee for the Servicer's handling of assignments and transfers of Financed FFELP Loans in the ordinary course.

      If this Agreement shall be terminated with respect to the Servicer or the Administrator, or both, under subsection (a), the terminated party agrees that it shall continue to perform all its obligations under this Agreement until a successor servicer or administrator, as the case may be, has been appointed or until otherwise directed in writing by the Trustee.

    Disposition of Files on Termination. Upon termination of this Agreement with respect to the Servicer or the Administrator, all files and information held by the Servicer or the Administrator, as the case may be, in connection herewith (including computer information) will be turned over to the Issuer or its designee in such form (which may include microfilm) as the Issuer may reasonably request, upon reimbursement by the Issuer for reasonable costs, except as otherwise specified in Section 11(b) above.

    Servicer and Administrator Not Agents. Neither the Servicer nor the Administrator is, nor shall they hold themselves out to be, the agent of the Issuer or the Trustee except for the specific limited purposes set forth in this Agreement. Except as set forth in this Agreement, the Issuer and the Trustee may not direct the methods or means by which the Servicer or the Administrator shall accomplish its duties under this Agreement.

    Maintenance of Records.

      The Servicer shall retain information and documentation pertaining to the Financed FFELP Loans (including, but not limited to, the information and documentation to be delivered to the Servicer in accordance with Section 3 hereof) which comes into the physical custody or possession of the Servicer as a result of this Agreement or by the servicing of the Financed FFELP Loans by the Servicer, unless and until the Trustee shall notify the Servicer in writing to the contrary, whereupon such physical custody and possession shall be transferred in the manner directed by the Trustee.

      The Servicer shall maintain original documentation and system records for each Financed FFELP Loan, segregated from any other loans or assets of the Servicer or any other party and clearly labeled so as to identify the Financed FFELP Loans as property of the Trustee (for the account and on behalf of the Issuer) and as security for the Notes, provided that the Servicer may combine original documentation and system records for each consolidated serial loan so long as the Servicer does so in a manner which will ensure that each Financed FFELP Loan comprising such a consolidated serial loan may be separately identified and transferred or sold. The Servicer shall hold such documentation and records subject to this Agreement and the Indenture. From time to time the Servicer shall, upon request by the Trustee or the Issuer and the Trustee, submit such information and take such action as may be reasonably required by the Trustee or the Issuer and the Trustee, to assure that the Financed FFELP Loans are maintained in a proper and secure condition.

      Except as required by law and permitted by Section 6(t) hereof, the Servicer shall maintain the confidentiality of the information provided hereunder and shall not disclose or in any way communicate such information to third parties without the express written consent of the Issuer and the Trustee. The Servicer shall provide a proper security system for access to original documents and to its computer system.

      With respect to the original promissory note relating to each Financed FFELP Loan held by the Servicer or its bailee, the obligations of the Servicer shall be only to the Trustee during the time the Notes are Outstanding and the Issuer shall have no authority during the time the Notes are Outstanding to direct the Servicer in its activities with respect to such original promissory notes.

    Representations, Warranties and Agreements. SLFC hereby represents, warrants and agrees as follows:

      SLFC is duly organized and validly existing as a corporation in good standing under the laws of the State of South Dakota and is duly qualified to conduct its business in good standing in the State of South Dakota and is qualified to do business in all other States where action by SLFC is required to carry out the obligations of the Servicer and the Administrator under this Agreement.

      SLFC has the power and authority (corporate and other) to own its assets and carry on its business as now being conducted and to enter into, and perform in accordance with the terms of, this Agreement.

      SLFC has, and its officers acting on its behalf have, full legal authority to engage in the transactions contemplated by this Agreement; the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms, conditions and provisions of this Agreement do not and will not conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of SLFC or any agreement or instrument to which SLFC is a party or by which it is bound, or constitute a default thereunder; SLFC is not a party to or bound by any agreement or instrument or subject to any charter or other corporate restriction or judgment, order, writ, injunction, decree, law, rule or regulation which may materially and adversely affect the ability of SLFC to perform its obligations under this Agreement, and this Agreement constitutes a valid and binding obligation of SLFC enforceable against it in accordance with its terms, and no consent, approval, license, exemption or authorization of, or filing or registration with, any government or governmental body (i) which has not been made or obtained is required in connection with the execution and delivery of this Agreement, and (ii) which has not been or will not be made or obtained is or will be required in connection with the consummation of the transactions herein contemplated.

    Notification to Borrowers. The parties hereto acknowledge and agree that each Student Loan Purchase Agreement provides that the Lender which is a party thereto, and that each GOAL Funding Transfer Agreement provides that GOAL Funding, shall, to the extent required by the Higher Education Act and the Guarantee Program regulations, notify, or cause to be notified, each Borrower under each Financed FFELP Loan of the assignment and transfer to the Trustee (but for the account and on behalf of the Issuer) of the Lender's or GOAL Funding's interest in such Financed FFELP Loan and shall direct the Borrower to make all payments thereon directly to the Servicer until otherwise notified by the Trustee. To the extent permitted by the Higher Education Act and the Guarantee Program regulations, the Servicer may, on behalf of the Issuer, waive this requirement of any Lender or (in the case of Financed GOAL Funding FFELP Loans) GOAL Funding if the notice is sent by the Servicer on behalf of such Lender or GOAL Funding.

    Obligations to Forward Payments. The parties hereto acknowledge and agree that each Student Loan Purchase Agreement provides that if the Lender which is a party thereto, and that each GOAL Funding Transfer Agreement provides that if GOAL Funding, after any Loan Purchase Date, is the recipient of any funds, from whatever source received, which constitute payment of principal, interest or Special Allowance Payments accrued with respect to any Financed FFELP Loan for any period subsequent to such Loan Purchase Date, such Lender or GOAL Funding shall promptly remit, or cause to be remitted, all such funds to the Servicer or in such manner as the Trustee may otherwise direct. If any such funds shall be received by the Trustee or by a person to whom the Trustee has directed such funds to be remitted, the Trustee shall furnish the Servicer with prompt advice as to the receipt thereof.

    Fees; No Petition. Subject to the following paragraph, the Issuer shall pay, or shall cause the Trustee to pay, from funds available for such purpose under the Indenture, to the Servicer and the Administrator, for the performance of the Servicer's and the Administrator's functions under this Agreement, a monthly fee in an amount each month equal to 0.079167% of the outstanding principal balance of all Financed FFELP Loans as of the first day of the immediately preceding month; provided that the monthly fee payable on the first Monthly Payment Date will be equal to .026389% of the outstanding principal balance of the Financed FFELP Loans as of the Closing Date. Such fee shall be paid to the Servicer on a monthly basis within five (5) days after each Monthly Payment Date and Quarterly Payment Date and receipt by the Issuer and the Trustee of an itemized written monthly billing statement from the Servicer. The Servicer shall promptly remit to the Administrator its allocable portion (equal to 15%) of such fee. If the Servicer or the Administrator believes that it is necessary to increase the monthly fee payable hereunder, it shall provide a written request to the Issuer and the Trustee of its need for an increase in such fee, together with all information required under the Indenture for the Trustee to approve an increase in the fees payable hereunder. Each of the Servicer and the Administrator acknowledges that such fee shall not be increased unless the conditions for increasing such fee under the Indenture have been satisfied.

    Each of the Servicer and the Administrator acknowledges that the Issuer and the Trustee contemplate paying all fees payable under this Agreement solely from funds available for such purpose in the Collection Account created under the Indenture, which funds are primarily dependent upon collection by the Servicer and receipt by the Trustee of payments with respect to the Financed FFELP Loans. Each of the Servicer and the Administrator covenants and agrees to continue to be bound by the terms and provisions of this Agreement relating to the Financed FFELP Loans in all respects, and to perform for a period of one hundred twenty (120) days its obligations hereunder, regardless of the receipt or non-receipt on a timely basis by it of any payments in respect of fees under this Agreement.

    Each of the Servicer and the Administrator, by entering into this Agreement, covenants and agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligation relating to this Agreement.

    Cooperation. Each party covenants and agrees to fully cooperate with the other parties hereto to facilitate the transactions contemplated hereunder and by the Student Loan Purchase Agreements and the Indenture.

    Payment of Expenses. Each party to this Agreement shall pay its own expenses incurred in connection with the preparation, execution and delivery of this Agreement, including, but not limited to, the fees and expenses of legal counsel.

    Administrative Functions to be Performed by Servicer and Administrator. The Issuer, the Trustee and the Servicer agree that the Servicer shall perform the following administrative functions on behalf of the Issuer as part of its responsibilities under this Agreement.

      Provide all necessary personnel, facilities, equipment, forms and supplies for operating the Program in accordance with Sections 6.3 through 6.6 of the Indenture;

      Disseminate information on the Program to Lenders and to student financial aid officers in Eligible Institutions and to other persons as necessary;

      Maintain accurate and complete records on all aspects of the Program, which records shall be available for inspection at any time by any director or officer of the Issuer and by auditors employed by the Issuer; and

      Prepare and submit to the Trustee on or before the 20th day of the calendar month following each Collection Period (and if such day is not a Business Day, on the next succeeding Business Day), the Quarterly Report required to be delivered to the Noteholders pursuant to Section 6.20 of the Indenture, the form of which is included as Schedule 1 thereto. The Servicer also shall prepare for filing, and provide such other assistance as is required by the Issuer to file, any other reports required to be filed by the Issuer under the Higher Education Act.

      The Issuer, the Trustee and the Administrator agree that the Administrator shall, on behalf of the Issuer and as part of its responsibilities under this Agreement, cause the duties and responsibilities of the Issuer under the Indenture to be performed, including, but not limited to, the actions set forth below. The Administrator shall advise the Issuer when action by the Issuer is necessary to comply with the Issuer's duties under the Indenture and the agreements relating thereto. The Administrator shall prepare, or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, instruments, certificates and opinions (other than those to be prepared by the Servicer as part of its responsibilities under this Agreement) as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Administrator shall take all appropriate action, including but not limited to, the following:

            obtaining and preserving the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes and each instrument and agreement included in the Trust Estate;

            preparing all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with the relevant provisions of the Indenture, necessary to protect the Trust Estate;

            arranging for the delivery of any opinions of counsel and certificates of officers of the Issuer and other statements required under the relevant provisions of the Indenture;

            preparing and obtaining documents and instruments required for the release of the Issuer from its obligations under the Indenture;

            monitoring the Issuer's obligations as to the satisfaction and discharge of the Indenture;

            preparing, obtaining or filing the instruments and other documents required for the release of Trust Estate from the lien of the Indenture;

            taking such actions as may be required of the Issuer under the Indenture upon the occurrence and continuance of a default or an Event of Default thereunder;

            causing the directions of the Issuer to be carried out in connection with opening one or more accounts in the Issuer's name, preparing any orders of the Issuer and other documents required, and taking all other actions necessary, with respect to investment and reinvestment of funds in the Funds and Accounts established under the Indenture in accordance with the investment criteria and requirements of the Indenture and the investment policies adopted by the Issuer from time to time;

            preparing or coordinating the obtaining of all documents required with respect to any requests by the Issuer of the Trustee to take any action under the Indenture;

            preparing orders of the Issuer and obtaining all documents as necessary or required for the execution of any amendments or supplements to the Indenture;

            preparing and delivering to the Trustee any agreements with respect to notice provisions; and

            taking such actions as may be required of the Issuer under any agreement between the Issuer and other parties relating to the Indenture.

            The Servicer, on behalf of itself and on behalf of the Issuer, as the case may be, shall provide all notices and perform all other activities required of the Servicer or of the Issuer to comply with the requirements of the Gramm-Leach-Bliley Act and regulations promulgated thereunder in connection with the origination, acquisition, holding and servicing of the Financed FFELP Loans and in connection with otherwise performing services hereunder.

    Servicer as Bailee.

      The Servicer, in holding Loan Documents relating to the Financed FFELP Loans, holds such Loan Documents as bailee for and on behalf of the Trustee.

      No Loan Documents held by the Servicer on behalf of the Trustee hereunder shall be released or delivered to the Issuer or any other person (other than claim filings in the ordinary course with the Guaranty Agencies and sales or transfers permitted under the Indenture) without the prior written consent of the Trustee.

      The Servicer shall maintain all Loan Documents in a manner which clearly identifies them as being held by the Servicer as bailee for and on behalf of the Trustee and not for or on behalf of the Issuer or any other person.

      No assignment or purported assignment by the Issuer or any other person (other than the Trustee) of any Loan Documents held by the Servicer on behalf of the Trustee hereunder shall be recognized by the Servicer, and the Servicer shall provide immediate notice to the Trustee upon receiving notice of any such assignment or purported assignment.

      The Servicer hereby represents, warrants and acknowledges that the Servicer, in serving as bailee under this Section, is acting exclusively as the bailee and agent of the Trustee, and not of the Issuer or any other person, with respect to the Loan Documents.

      The Servicer hereby waives any lien which the Servicer might have pursuant to statute or otherwise available at law or in equity on the Financed FFELP Loans and the Loan Documents held by the Servicer on behalf of the Trustee hereunder, including all monies and proceeds derived therefrom or relating thereto.

    Indemnification. The Servicer and the Administrator shall each indemnify and hold harmless the Issuer and the Trustee from and against any loss, cost, damage or expense, including reasonable attorney's fees, to the extent that such loss, cost, damage or expense arises out of the failure of the Servicer or the Administrator, as the case may be, to perform its obligations under this Agreement. In addition, and without limiting the generality of the foregoing, the Servicer and the Administrator shall each defend and indemnify the Issuer and the Trustee against, and hold each harmless from, all claims, losses, liabilities and expenses (including reasonable attorneys' fees) arising from or in connection with:

      any claim of infringement of any patent, trade secret, copyright, trademark, service mark, trade name or other proprietary right alleged to have occurred as a result of the performance of services hereunder by the Servicer or the Administrator, as the case may be; or

      any claim by an employee of the Servicer or the Administrator, as the case may be, arising in consequence of, or relating to, the employee's employment by the Servicer or the Administrator, as applicable.

    Miscellaneous.

      Any material written communication received at any time by the Issuer or the Trustee with respect to a Financed FFELP Loan or the Borrower under such a Financed FFELP Loan shall be immediately transmitted by the Issuer or the Trustee, as the case may be, to the Servicer. Such communications shall include, but not be limited to, letters, notices of death or disability, adjudications of bankruptcy and like documents, and forms requesting forbearance, deferment of repayment or loan cancellations.

      This Agreement shall be governed by the laws of the State of South Dakota.

      All covenants and agreements herein contained shall extend to and be obligatory upon all successors and assigns of the respective parties hereto.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute but one and the same instrument.

      If any provisions of this Agreement shall be held, or deemed to be, or shall, in fact, be inoperative or unenforceable as applied in any particular situation, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or paragraphs herein contained shall not affect the remaining portions of this Agreement or any part hereof.

      All notices, requests, demands or other instruments which may or are required to be given by any party to another party, shall be in writing, and each shall be deemed to have been properly given when served personally on an officer of the party to which such notice is to be given, or upon expiration of a period of forty-eight (48) hours (excluding weekends and holidays) from and after the postmark thereof when mailed postage prepaid by registered or certified mail, requesting return receipt, addressed as follows:

      if intended for the Issuer:

      Education Loans Incorporated
      Suite 200
      105 First Avenue Southwest
      Aberdeen, South Dakota 57401
      Attention: President

      if intended for the Trustee:

      U.S. Bank National Association
      EP-MN-WS3D
      60 Livingston Avenue
      St. Paul, Minnesota 55107-2292
      Attention: Corporate Trust Department

      if intended for the Servicer or the Administrator:

      Student Loan Finance Corporation
      105 First Avenue Southwest
      Aberdeen, South Dakota 57401
      Attention: President

      Any party may change the address to which subsequent notices are to be sent to it by notice to the others given as aforesaid, but any such notice of change, if sent by mail, shall not be effective until the fifth business day after it is mailed.

      This Agreement may not be terminated by any party hereto except in the manner and with the effect herein specifically provided.

      Time is of the essence in this Agreement.

      No remedy by the terms of this Agreement conferred upon or reserved to the Trustee or the Issuer is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or existing at law or in equity or by statute on or after the date of this Agreement, including, without limitation, the right to such equitable relief by way of injunction, mandatory or prohibitory, to prevent the breach or threatened breach of any of the provisions of this Agreement or to enforce the performance hereof.

      This Agreement has been made and entered into not only for the benefit of the Issuer, the Trustee, the Servicer and the Administrator, but also for the benefit of all Noteholders, and its provisions may be enforced not only by the parties to this Agreement but also by each Noteholder in the manner and to the extent such Noteholders may enforce provisions of the Indenture. The Servicer specifically acknowledges the rights of the Trustee pursuant to Section 7.3 of the Indenture.

      Any information required by this Agreement to be provided by the Servicer with respect to a Financed FFELP Loan may in the case of Financed FFELP Loans that have been consolidated be provided with respect to a consolidated Financed FFELP Loan, provided that such information at a minimum meets the requirements of the Secretary of Education and the Guarantee Agency, as the case may be, for the collection by the Trustee of interest subsidy payments, Special Allowance Payments, and claim payments, and provides sufficient information as requested by the Issuer to enable the Issuer to comply with any arbitrage requirements under the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

      SLFC specifically acknowledges that the Issuer will be making representations and warranties regarding the FFELP Loans to be Financed as part of the proposed public offering of the Notes based in part on the accuracy of SLFC's and warranties in this Agreement. SLFC agrees to cooperate with the Issuer and to furnish all information in its possession appropriate for inclusion in the Issuer's Prospectus. SLFC agrees to indemnify and save the Trustee, the Issuer and the underwriters for the Notes harmless of, from and against any and all loss, cost, damage or expense, including reasonable attorneys' fees, incurred by reason of any breach of SLFC's warranties or representations hereunder or any false or misleading representations of SLFC or any failure to disclose any matter which makes the warranties and representations herein misleading or any inaccuracy in any information furnished by SLFC in connection herewith.

      It is hereby acknowledged and agreed that the Trustee will be serving as "Eligible Lender Trustee" under the Indenture and that (i) legal title to all Financed FFELP Loans constituting FFELP Loans will, pursuant to the applicable FFELP Loan Purchase Agreement, be transferred to the Trustee in such capacity for the benefit of the Issuer, and (ii) upon such transfer, the Trustee will be the legal owner and the Issuer will be the beneficial owner of such FFELP Loans.

    Indemnification with respect to Prior Servicing. Pursuant to the GOAL Funding Transfer Agreements entered into at the time of issuance of the Notes, the Issuer and the Trustee have purchased or will purchase student loans described therein (the "Initially Transferred FFELP Loans") from GOAL Funding and the GOAL Funding Trustee, which Initially Transferred FFELP Loans were, prior to such purchase, serviced by the Servicer, as GOAL Funding Servicer, under the GOAL Funding Servicing Agreements. Pursuant to other GOAL Funding Transfer Agreements to be entered into, the Issuer and the Trustee will purchase student loans described therein (the "Subsequent Transferred FFELP Loans") from GOAL Funding and the GOAL Funding Trustee, which Subsequent Transferred FFELP Loans will, prior to such purchase, have been serviced by the Servicer, as GOAL Funding Servicer, under the GOAL Funding Servicing Agreements. The Servicer hereby agrees to indemnify and hold harmless the Issuer and the Trustee from and against any loss, cost, damage or expense, including reasonable attorney's fees, to the extent that such loss, cost, damage or expense arises out of the failure of the Servicer to have performed its obligations under the GOAL Funding Servicing Agreement.

IN WITNESS WHEREOF, the parties have hereunto set their hands by their officers thereunto duly authorized and executed this Agreement as of the day and year first above written.

EDUCATION LOANS INCORPORATED

By: /s/ Michael A. Gort

President

STUDENT LOAN FINANCE CORPORATION,

as Servicer and Administrator

By: /s/ Michael A. Gort

President

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By: /s/ Cynthia S. Woodward

Its Vice President